Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-49363, 333-122186, 333-54060, 333-54062, 333-53982, 333-65694, 333-109043, 333-132523, 333-132526, 333-152896, and 333-145923 on Forms S-8 and Amendment No. 1 to Registration Statement No. 333-145921 on Form S-3 of our report dated March 12, 2009, except for the information included in Note 17, as to which the date is August 4, 2009, relating to the consolidated financial statements and financial statement schedule of GSI Commerce, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the effects of the retrospective application of Financial Accounting Standards Board Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)) appearing in this Current Report on Form 8-K filed on August 4, 2009.
/S/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
August 4, 2009